UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2010

Frederick’s of Hollywood Group Inc.
(Exact Name of Registrant as Specified in Charter)

New York	001-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (212) 798-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01             Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2010, Frederick’s of Hollywood Group Inc. (“Company”) and certain of its subsidiaries, as Borrowers, entered into a financing agreement (the “Hilco Financing Agreement”) with the lending parties from time to time a party thereto (individually a “Lender” and collectively, the “Lenders”) and Hilco Brands, LLC, as lender and also as arranger and agent (“Agent”).  The Hilco Financing Agreement provides for a term loan in the aggregate principal amount of $7.0 million (“Term Loan”).  From the Term Loan proceeds, $2.0 million was used to repay the bridge loan facility previously provided to the Borrowers by Wells Fargo Retail Finance II, LLC (“Wells Fargo”) pursuant to an Amended and Restated Financing Agreement among the Borrowers and Wells Fargo dated January 28, 2008, as subsequently amended (the “Existing Wells Fargo Agreement”), and the balance will be available to the Borrowers as additional working capital.  The transactions contemplated by the Hilco Financing Agreement constituted a Recapitalization Event under the Existing Wells Fargo Agreement, thereby satisfying the requirements under such agreement with respect thereto.

One-half of the principal amount of the Term Loan, together with accrued interest, is payable by the Borrowers on July 30, 2013 or such earlier date as the Term Loan shall be due and payable under the terms of the Hilco Financing Agreement and the other loan documents (the “Initial Maturity Date”) and the other half of the principal amount of the Term Loan, together with accrued interest, is payable on July 30, 2014 or such earlier date as the Term Loan shall be due and payable under the terms of the Hilco Financing Agreement and the other loan documents (the “Maturity Date”).  The Term Loan bears interest at a fixed rate of 9.0% per annum (“Regular Interest”) and an additional 6.0% per annum compounded annually (“PIK Interest”).  Regular Interest is payable quarterly, in arrears, on the first day of each calendar quarter, commencing on October 1, 2010 and at maturity.  PIK Interest is payable on the Initial Maturity Date and the Maturity Date, with the Borrowers having the right, at the end of any calendar quarter, to pay all or any portion of the then accrued PIK Interest.

The Term Loan is secured by a first priority security interest in all of the Borrowers’ intellectual property and a second priority security interest in substantially all of the Borrowers’ other assets, all in accordance with the terms and conditions of a Security Agreement between the Borrowers and the Agent entered into concurrently with the execution of the Hilco Financing Agreement (the “Hilco Security Agreement”).  Also, concurrently with the execution of the Hilco Financing Agreement, the Agent and Wells Fargo entered into an Intercreditor Agreement, acknowledged by the Borrowers, setting forth, among other things, their respective rights and obligations as to the collateral covered by the Hilco Security Agreement.  The obligations of the Borrowers’ under the Hilco Financing Agreement are also guarantied by a wholly-owned subsidiary of the Company that is not a Borrower under the Hilco Financing Agreement.

The Hilco Financing Agreement and other loan documents contain customary representations and warranties, affirmative and negative covenants and events of default substantially similar to those contained in the Existing Wells Fargo Agreement, except that the Hilco Financing Agreement contains a debt service coverage ratio covenant, which becomes effective commencing for the fiscal year ending July 30, 2011. The restrictive covenants limit the Borrowers’ ability to create certain liens, make certain types of borrowings and investments, liquidate or dissolve, engage in mergers, consolidations, significant asset sales and affiliate transactions, dispose of inventory, incur certain lease obligations, make capital expenditures, pay dividends, redeem or repurchase outstanding equity and issue capital stock.  The Company paid a one-time fee of $280,000 in connection with the closing of the Term Loan.

Concurrently with the execution of the Hilco Financing Agreement, the Borrowers and Wells Fargo entered into a Fourth Amendment to the Existing Wells Fargo Agreement (the “Fourth Amendment”) that amends certain provisions of the Existing Wells Fargo Agreement and the associated security agreement to conform to similar provisions in the Hilco Financing Agreement and the Hilco Security Agreement, including providing that the security interests granted by the Borrowers pursuant to such security agreement with respect to their intellectual property are second in priority to the security interests in such intellectual property granted by the Borrowers pursuant to the Hilco Security Agreement.  The Fourth Amendment also reduces the line of credit under the Existing Wells Fargo Agreement from $25.0 million to $20.0 million.

The foregoing is a summary of the Hilco Financing Agreement and other loan documents, which is not complete, and is qualified in its entirety by reference to the full text of those agreements, which are attached as exhibits to this Current Report on Form 8-K.  Readers should review the Hilco Financing Agreement and all related agreements for a complete understanding of the terms and conditions associated with this financing.

On August 3, 2010, the Company issued a press release attached hereto as Exhibit 99.1, announcing the matters described in this Item 2.03.

Item 9.01.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

Exhibit	Description

10.1
Financing Agreement dated as of July 30, 2010 by and among the Company and certain of its Subsidiaries, as Borrowers, the Lenders from time to time party thereto and Hilco Brands, LLC as Arranger and Agent

10.2	Guaranty, dated July 30, 2010, by Fredericks.com, Inc. in favor of each of the Lenders and the Agent

10.3	Secured Promissory Note, dated July 30, 2010, in the stated original principal amount of $7,000,000, executed by the Borrowers and payable to the order of the Agent

10.4	Security Agreement, dated July 30, 2010, by the Company and certain of its Subsidiaries and the Agent

10.5	Agreement for Security (Trademarks), dated July 30, 2010, by the Company and certain of its Subsidiaries in favor of the Agent

10.6	Agreement for Security (Copyrights), dated July 30, 2010, by the Company and certain of its Subsidiaries in favor of the Agent

10.7	Intercreditor Agreement, dated as of July 30, 2010, between Wells Fargo Retail Finance II, LLC and the Agent and acknowledged by the Company and certain of its Subsidiaries

10.8
Fourth Amendment, dated as of July 30, 2010, to Amended and Restated Financing Agreement dated as of January 28, 2008, as amended, by and among the Company, certain of its Subsidiaries and Wells Fargo Retail Finance II, LLC, as Arranger and Agent

99.1	Press release, dated August 3, 2010, announcing Hilco Financing Agreement transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 3, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)